Exhibit 99.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
EXECUTION COPY

LICENSE AGREEMENT

Between

ZYMEWORKS INC.

and

ICONIC THERAPEUTICS, INC.
May 13, 2019

CONFIDENTIAL

Section	Page

1.	DEFINITIONS AND INTERPRETATIONS		1

2.	GRANT OF LICENSES		14

	2.1	Licenses and Rights to ICONIC	14
	2.2	ICONIC Antibodies	16
	2.3	No Implied Licenses	16
	2.4	[…***…][1] Antibodies	16

3.	RESEARCH PROGRAM AND DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS		17

	3.1	Research Program	17
	3.2	Records and Reports	17
	3.3	Technology Transfer and Support by Zymeworks	17
	3.4	Development and Commercialization by ICONIC	18
	3.5	Co-Promotion Option	19
	3.6	Sequence Selection and Replacement	19
	3.7	Gatekeeping	20
	3.8	Lead Sequence and Linker-Cytotoxin Replacement	22

4.	FINANCIAL PROVISIONS		22

	4.1	Milestones	22
	4.2	Royalties On Licensed Product	24
	4.3	Partner Revenue Share	25

5.	REPORTS AND PAYMENT TERMS		26

	5.1	Payment Terms	26
	5.2	Payment Currency / Exchange Rate	27
	5.3	Taxes	27
	5.4	Records and Audit Rights	27

6.	INTELLECTUAL PROPERTY RIGHTS		28

	6.1	Ownership of Inventions	28
	6.2	Patent Prosecution and Maintenance	30
	6.3	Enforcement and Defense	31
	6.4	Trademark	33

7.	CONFIDENTIALITY		33

	7.1	Duty of Confidence	33
	7.2	Exceptions	34
	7.3	Authorized Disclosures	34

8.	PUBLICATIONS AND PUBLICITY		35

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(Continued)
Section	Page

	8.1	Publications	35
	8.2	Publicity	36

9.	TERM AND TERMINATION		36

	9.1	Expiration	36
	9.2	Termination for Convenience	36
	9.3	Termination for Patent Challenge	36
	9.4	Termination for Cause	37

10.	EFFECTS OF TERMINATION		37

	10.1	Termination of Agreement	37
	10.2	Survival	38
	10.3	Damages; Relief	38
	10.4	Bankruptcy Code	39

11.	REPRESENTATIONS AND WARRANTIES		39

	11.1	Representations and Warranties by Each Party	39
	11.2	Representations and Warranties by Zymeworks	39
	11.3	Representations and Warranties by ICONIC	40
	11.4	Limitation	40
	11.5	No Other Warranties	40

12.	INDEMNIFICATION AND LIABILITY		41

	12.1	Indemnification by Zymeworks	41
	12.2	Indemnification by ICONIC	41
	12.3	Indemnification Procedure	41
	12.4	Special, Indirect and Other Losses	42
	12.5	Insurance	42

13.	GENERAL PROVISIONS		42

	13.1	Assignment	42
	13.2	Severability	42
	13.3	Governing Law; English Language	43
	13.4	Dispute Resolution	43
	13.5	Force Majeure	44
	13.6	Waivers and Amendments	44
	13.7	Relationship of the Parties	45
	13.8	Notices	45
	13.9	Further Assurances	46
	13.10	Performance by Affiliates	46
	13.11	Compliance with Law	46
	13.12	No Third Party Beneficiary Rights	46
	13.13	Entire Agreement	46
	13.14	Counterparts	46
	13.15	Expenses	47

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(Continued)

Section	Page

13.16	Binding Effect	47
13.17	Construction	47
13.18	Cumulative Remedies	47
13.19	Export	47
13.20	Notification and Approval	47

CONFIDENTIAL

LICENSE AGREEMENT
This LICENSE AGREEMENT (the “Agreement”), effective as of May 13, 2019 (the “Effective Date”), by and between ICONIC Therapeutics, Inc., a Delaware corporation, having an address 442 Littlefield Avenue, South San Francisco, California 94080 USA (“ICONIC”) and ZYMEWORKS INC., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and ICONIC are each referred to individually as a “Party” and together as the “Parties”.
BACKGROUND
A.          Zymeworks controls a proprietary conjugation, linker, and cytotoxic payload platform, which is known as the Zymeworks Platform (as defined below), for developing pharmaceutical drug-conjugate products.
B.          ICONIC controls proprietary Antibodies directed to a target of interest and is engaged in the research, development and commercialization of such proprietary Antibodies as Antibody-drug conjugate products.
C.          The Parties entered into that certain […***…]2 between the Parties dated […***…]3, as amended (the “[…***…]”)4 pursuant to which […***…]5.
D.          ICONIC has exercised the option granted to it with respect to the Zymeworks Platform in accordance with that certain Option Agreement between the Parties dated June 25, 2018, as amended (the “Option Agreement”).
E.          ICONIC desires to obtain certain licenses under certain intellectual property controlled by Zymeworks to develop and commercialize Licensed Products (as defined below), and Zymeworks is willing to grant such rights, all on the terms and conditions as set forth below.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:
1.          DEFINITIONS AND INTERPRETATIONS
Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified.
1.1          “Acquiring Entity” means a Third Party (a) that acquires in one transaction or a series of related transactions, direct or indirect beneficial ownership of more than fifty percent

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(50%) of the outstanding voting equity securities of Zymeworks (or an Affiliate of Zymeworks prior to such transaction), (b) that merges or consolidates with Zymeworks (or an Affiliate of Zymeworks prior to such transaction) such that such Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) to which Zymeworks transfers all or substantially all of Zymeworks’ assets to which this Agreement pertains in one transaction or a series of related transactions. Any such transaction or series of transactions is a “Change of Control”.
1.2          “Affiliate” means with respect to either Party, any Person controlling, controlled by or under common control with such Party, for so long as such control exists. For purposes of this Section 1.2 only, “control” means (i) direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity or (ii) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.
1.3          “Annual Net Sales” means all Net Sales of all Licensed Products throughout the Territory during a Calendar Year.
1.4          “Antibody” means any and all antibodies incorporating a Sequence.
1.5          “Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules regulations and ordinances, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.6          “Back-up Linker-Cytotoxin” means the Linker-Cytotoxin that is selected by ICONIC to be the Back-up Linker-Cytotoxin in accordance with Section 3.6.3.
1.7          “Back-up Period” means the period (a) commencing on the earlier of (i) […***…]6 and (ii) […***…]7 and (2) the Back-up Sequence and Back-up Linker-Cytotoxin, and (b) unless terminated earlier, expiring on the earlier of: […***…]8 and (ii) substitution of the Back-up Sequence and Back-up Linker-Cytotoxin for the Lead Sequence and the Lead Linker-Cytotoxin in accordance with Section 3.8.
1.8          “Back-up Product” means any pharmaceutical product that contains: (a) an Antibody incorporating the Back-up Sequence and (b) the Back-up Linker-Cytotoxin.
1.9          “Back-up Sequence” means the Sequence that is selected by ICONIC to be the Back-up Sequence in accordance with Section 3.6.3 and is either (a) a Reserved Sequence or (b) a Sequence that is otherwise determined to be available in accordance with Section 3.7.

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1.10          “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S.A. are authorized or required by Applicable Law to remain closed.
1.11          “BLA” means a Biologics License Application filed pursuant to the requirements of the FDA under Section 351(k) of the PHS Act and 12 C.F.R., Section 601.2, to obtain regulatory approval for a Licensed Product in the United States, or the equivalent application or filing in another country or jurisdiction (as applicable).
1.12          “Calendar Quarter” means any respective period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Calendar Year, except that the first Calendar Quarter will commence on the Effective Date and the last Calendar Quarter will end upon the end of the Term.
1.13          “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31, except that the first Calendar Year will commence on the Effective Date and the last Calendar Year will end upon the end of the Term.
1.14          “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-approval human clinical trial, as applicable.
1.15          “Commercial Sublicense” means any written agreement between ICONIC and a Third Party that contains a grant of, or an option to grant, a sublicense under the Commercial License to sell one or more Licensed Products on such Third Party’s own behalf and book sales in any country (such Third Party, a “Commercial Sublicensee”).
1.16          “Confidential Information” means all proprietary information and Know-How that is generated by or on behalf of a Party under this Agreement or that one Party or any of its Affiliates or contractors has provided or otherwise made available to the other Party, whether made available orally, in writing, or in electronic form, including (a) such information or Know-How comprising or relating to concepts, discoveries, Inventions, data, designs or formulae arising from this Agreement and (b) any unpublished patent applications disclosed hereunder. Notwithstanding anything to the contrary herein, all Know-How comprising the Zymeworks Platform or Zymeworks Platform Improvements are the Confidential Information of Zymeworks, all Know-How comprising the ICONIC Antibody Improvements are the Confidential Information of ICONIC, and the existence and terms of this Agreement constitute Confidential Information of both of the Parties. For clarity, the results generated by or on behalf of ICONIC pursuant to the Research Program are the Confidential Information of ICONIC except to the extent that such results constitute Know-How comprising Zymeworks Platform Improvements.
1.17          “Conjugate” has the meaning ascribed to such definition in the […***…]9.
1.18          “Conjugate Materials and Data” means (a) the Conjugate, (b) the Material provided by Zymeworks to Iconic under the […***…]10, and (c) the Data.

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1.19          “Conjugate Technology” has the meaning ascribed to such definition in the […***…]11.
1.20          “Control” or “Controlled” means, with respect to any material, Know-How, or intellectual property right (including Patent Rights), that a Party (a) owns or (b) has a license to such material, Know-How, or intellectual property right and, in each case, has the power to grant to the other Party access, a license, or a sublicense (as applicable) to the same on the terms and conditions set forth in this Agreement without violating any obligations of the granting Party to a Third Party or subjecting the granting Party to any additional fee or charge. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Zymeworks: (i) any materials, Know-How or intellectual property right owned or licensed by any Acquiring Entity immediately prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity (except to the extent such Third Party had granted to or received from Zymeworks or any of its Affiliates rights to such materials, Know-How or intellectual property rights prior to the effective date of the merger, consolidation or transfer making such Third Party an Acquiring Entity), and (ii) any materials, Know-How or intellectual property right that any Acquiring Entity subsequently develops without accessing or practicing the Zymeworks Platform or any Zymeworks Intellectual Property.
1.21          “Covered” means, with respect to a Licensed Product in a particular country, that the manufacture, use, offer for sale, sale or importation of such Licensed Product, as applicable, in such country would, but for the licenses granted herein, infringe a Valid Patent Claim. “Cover” and “Covering” have correlative meanings.
1.22          “Data” has the meaning ascribed to such definition in the […***…]12.
1.23          “Directed To” means, (a) with regard to a Sequence, that such Sequence binds directly to a Target; and (b) with regard to an Antibody, Research Product, Back-up Product or Licensed Product, that such Antibody, Research Product, Back-up Product, or Licensed Product binds directly to a Target and exerts diagnostic, prophylactic or therapeutic activity as a result of such binding or modifies the profile (e.g., pharmacokinetics, tissue penetration and distribution) of the Antibody, Research Product, Back-up Product or Licensed Product as a result of such binding, […***…]13, in either case available to ICONIC at the time of its submission of the Designation Notice for the applicable Sequence. When required grammatically, the defined term “Directed To” may be separated and shall have the same meaning set forth above; e.g., when discussing Targets To which an Antibody is Directed.
1.24          “European Union” means the European Union as it exists as of the Effective Date, together with any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date shall remain part of the European Union for purposes of this Agreement. As of the Effective Date, the European Union includes the following countries: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy,

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CONFIDENTIAL

Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.
1.25          “FDA” means the United States Food and Drug Administration and any successor thereto.
1.26          “Field” means prophylactic and therapeutic uses in humans and excludes diagnostic uses.
1.27          “First Commercial Sale” means, with respect to a Licensed Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Licensed Product, as applicable, in such country after Regulatory Approval has been received in such country.
1.28          “GLP” means good laboratory practices as set forth under Applicable Law, including as set forth in 21 C.F.R., Part 58.
1.29          “ICONIC Antibody” means (i) during Research Program Term, an Antibody that incorporates a Reserved Sequence, the Back-up Sequence, or the Lead Sequence, (ii) during the Back-up Period, an Antibody that incorporates the Back-up Sequence or the Lead Sequence; and (iii) during the remainder of the Term after expiration of the Research Program Term and the Back-up Period, any Antibody that incorporates the Lead Sequence.
1.30          “ICONIC Antibody Improvement” means any Invention that is an improvement to the composition of one or more Antibodies (including the Sequence contained therein) or to methods of making or using them, which improvement does not incorporate the Zymeworks Platform. For clarity, ICONIC Antibody Improvements shall not include methods of conjugating Antibodies.
1.31          “ICONIC Co-Promotional IP” means any and all Patent Rights and Know-How Controlled by ICONIC or its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful to Zymeworks in carrying out its Co-Promotion Activities.
1.32          “IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country other than the United States required to commence Clinical Trials of a pharmaceutical product.
1.33          “Invention” means any Know-How, composition of matter, article of manufacture or other subject matter, whether patentable or not, that is conceived or reduced to practice under and as a result of any work performed under or in connection with this Agreement, including any work performed pursuant to the Research Program.
1.34          “Joint Invention” means any Invention conceived or reduced to practice jointly by one or more employees of ICONIC or its Affiliate or a Third Party acting under authority of ICONIC or its Affiliate, on the one hand, and one or more employees of Zymeworks or its Affiliate or a Third Party acting under authority of Zymeworks or its Affiliate, on the other hand.

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For clarity, Joint Inventions exclude Zymeworks Platform Improvements and ICONIC Antibody Improvements.
1.35          “Joint Patent Rights” means all Patent Rights claiming a Joint Invention.
1.36          “Know-How” means all technical information, know-how, data, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights and materials.
1.37          “Lead Linker-Cytotoxin” means the Linker-Cytotoxin that is selected by ICONIC to be the Lead Linker-Cytotoxin in accordance with Section 3.6.2.
1.38          “Lead Sequence” means the Sequence that is selected by ICONIC to be the Lead Sequence in accordance with Section 3.6.2 and is either (i) a Reserved Sequence or (ii) a Sequence that is otherwise determined to be available in accordance with Section 3.7.
1.39          “Licensed Antibody” means any Antibody that incorporates the Lead Sequence.
1.40          “Licensed Product” means any pharmaceutical product, in any dosage form, formulation, presentation or package configuration that comprises the Licensed Antibody conjugated to the Lead Linker-Cytotoxin, whether alone or in combination with other active ingredients; provided that Licensed Products exclude products comprising Licensed Antibodies that bind to one or more targets in addition to the Target and that mediate their therapeutic effect in part through such binding to such additional targets.
1.41          “Linker-Cytotoxin” means Zymeworks’ proprietary ZymeLink™ (i) […***…]14 or (ii) […***…]15.
1.42          “Material” has the meaning ascribed to such definition in the […***…]16.
1.43          “Net Sales” means the world-wide gross amount invoiced by ICONIC or its Related Parties for sales or other transfer of Licensed Product to a Third Party, less the following deductions to the extent included in the gross invoiced sales price with respect to such sales:
1.43.1          […***…]17;
1.43.2          […***…]18, adjustments arising from […***…]19;
1.43.3          […***…]20;

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CONFIDENTIAL

1.43.4          […***…]21 to the extent relating to such Licensed Product; provided that […***…]22;
1.43.5          […***…]23 actually allowed or paid for […***…]24; and
1.43.6          […***…]25, in each case to the extent not reimbursed.
Net Sales exclude sales or transfers among ICONIC and its Related Parties where the Licensed Product is intended for subsequent sale. All the foregoing elements of Net Sales calculations shall be determined from the books and records of ICONIC and its Related Parties maintained in accordance with U.S. GAAP, or in the case of Commercial Sublicensees, such similar accounting principles, consistently applied.
Each of the foregoing deductions shall be deducted solely as incurred in the ordinary course of business in type and amount consistent with good industry practice and in accordance with applicable accounting requirements on a basis consistent with ICONIC’s audited consolidated financial statements. All discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to such Licensed Product and other product(s) of ICONIC and its Related Parties such that such Licensed Product does not bear a disproportionate portion of such deductions. In the case of any sale […***…]26 other than […***…]27, Net Sales shall be calculated […***…]28.
If a Licensed Product is sold as a component of a combination or bundled product that consists of such Licensed Product together with one or more separate molecules containing other therapeutically active ingredients for a single price (a “Combination”) in a country in a Calendar Quarter, Net Sales for the purposes of determining milestone and royalty payments hereunder, shall be determined by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/(A+B), where A is the weighted average per unit gross invoiced amount of such Licensed Product when sold separately in finished form in such country in such Calendar Quarter, and B is the weighted average per unit gross invoiced amount of such other molecule(s) included in the Combination when sold separately in finished form in such country in such Calendar Quarter.
If the weighted average per unit gross invoiced amount of such Licensed Product in such country in such Calendar Quarter can be determined but the weighted average per unit gross invoiced amount of the other molecule(s) included in the Combination in such country in such Calendar Quarter cannot be determined, Net Sales for purposes of determining milestone and royalty payments shall be calculated by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/C, where A is the weighted average gross invoiced amount of such Licensed Product when sold separately in finished form in such

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country in such Calendar Quarter, and C is the weighted average per unit gross invoiced amount of the Combination in such country in such Calendar Quarter.
If the weighted average per unit gross invoiced amount of the other molecule(s) included in the Combination in such country in such Calendar Quarter can be determined but the weighted average per unit gross invoiced amount of such Licensed Product in the Combination in such country in such Calendar Quarter cannot be determined, Net Sales for purposes of determining milestone and royalty payments shall be calculated by multiplying Net Sales of the Combination (as defined in the standard Net Sales definition above) in such country in such Calendar Quarter by a fraction determined by the following formula: one (1) minus (B/C) where B is the weighted average per unit gross invoiced amount of the other molecule(s) included in the Combination when sold separately in finished form in such country in such Calendar Quarter, and C is the weighted average per unit gross invoiced amount of the Combination in such country in such Calendar Quarter.
If such average per unit gross invoiced amount cannot be determined for either such Licensed Product or the other molecule(s) included in the Combination in such country in such Calendar Quarter, then Net Sales for the purposes of determining milestone and royalty payments shall be mutually agreed by the Parties based upon good faith discussions to determine a reasonable allocation between such Licensed Product and the other molecule(s) in the Combination based on the relative value between them. In the event the Parties are unable to agree with respect to such allocation, either Party may submit the matter to dispute resolution pursuant to Section 13.4.
1.44          “Partner Revenue” means payments received by ICONIC or its Affiliates from a Commercial Sublicensee as consideration for the grant of a Commercial Sublicense, including any […***…]29 (a) […***…]30, (b) […***…]31, (c) […***…]32, and (d) […***…]33.
1.45          “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country.
1.46          “Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

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1.47          “Phase I Clinical Trial” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(a) or its foreign equivalents.
1.48          “Phase II Clinical Trial” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(b) or its foreign equivalents.
1.49          “Phase III Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file for Regulatory Approval, or otherwise consistent with the requirements of U.S. 21 C.F.R. §312.21(c) or its foreign equivalents.
1.50          “Related Party” means each Party, its Affiliates, and their respective licensees or sublicensees hereunder (which term excludes any Third Parties to the extent functioning as distributors), as applicable. In no event shall Zymeworks be a Related Party with respect to ICONIC or ICONIC be a Related Party with respect to Zymeworks.
1.51          “Regulatory Approval” means all approvals from the relevant Regulatory Authority necessary to initiate marketing and selling a product (including Licensed Product) in any country, including any pricing or reimbursement approval if required to sell the Licensed Product.
1.52          “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including Licensed Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale.
1.53          “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, including exclusivity for an approved BLA, new clinical data exclusivity, orphan drug exclusivity, pediatric exclusivity, or rights similar thereto in other countries or jurisdictions.
1.54          “Regulatory Filing” means all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations) or waivers with respect to the testing, research, development, registration, manufacture (including formulation), use, storage, import, export, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of a product

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made to or received from any Regulatory Authority in a given country or jurisdiction, including INDs.
1.55          “Research Product” means any pharmaceutical product that contains an Antibody conjugated to a Linker-Cytotoxin.
1.56          “Research Program” means the program conducted by ICONIC during the Research Program Term to research and develop Research Products in order to select the Back-up Sequence and the Lead Sequence, as further described in Section 3.1.
1.57          “Research Program Term” means the period commencing on the Effective Date and, unless terminated earlier, expiring on the earlier of: (i) […***…]34 thereafter, and (ii) […***…].35
1.58          “Reserved Sequence” means any of the Sequences selected by ICONIC in accordance with Section 3.6.1 and found to be available in accordance with Section 3.7.
1.59          “Sequence” means an antibody amino acid sequence corresponding to a […***…]36 that is Directed To the Target and not including […***…] 37
1.60          “Target” means […***…]38, also known as […***…]39.
1.61          “Term” means term of this Agreement, which will commence on the Effective Date and (subject to earlier termination in accordance with Section 9.2, 9.3, or 9.4) will expire (a) in the event ICONIC does not select a Lead Sequence and Lead Linker-Cytotoxin during the Research Program Term, upon the expiration of the Research Program Term, or (b) in the event that ICONIC selects the Lead Sequence and Lead Linker-Cytotoxin during the Research Program Term in accordance with Section 3.6.2, on a country-by-country basis upon the expiration of the last payment obligation hereunder with respect to such country.
1.62          “Territory” means worldwide.
1.63          “Third Party” means any Person other than ICONIC or Zymeworks or an Affiliate of ICONIC or Zymeworks.
1.64          “United States” or “US” means the United States of America and its territories and possessions.
1.65          “USD” and “$” mean United States dollars.
1.66          “Valid Patent Claim” means any claim of (a) an issued and unexpired patent or (b) a pending patent application, in each case included within the Zymeworks Patent Rights; provided that such claim has not been abandoned, revoked or held unenforceable, invalid or

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unpatentable by a court or other government body of competent jurisdiction with no further possibility of appeal and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. A claim within a pending patent application that has been pending issuance for more than […***…]40 from the date of filing of the earliest priority patent application to which such pending patent application is entitled shall not be a Valid Patent Claim, unless and until it issues.
1.67          “Zymeworks Intellectual Property” means the Zymeworks Patent Rights and the Zymeworks Know-How.
1.68          “Zymeworks Know-How” means all Know-How that: (a) is Controlled by Zymeworks or its Affiliates as of the Effective Date or during the Term of the Agreement, and (b) is (i) necessary or reasonably useful to ICONIC in carrying out the activities under the Research Program with respect to Research Products and, […***…]41; or (ii) necessary or reasonably useful for the use or exploitation of the Zymeworks Platform for researching, developing, manufacturing, using, offering for sale, selling, or importing a Licensed Product. For clarity, the Zymeworks Know-How includes Zymeworks’ interest in (i) the Conjugates, Conjugate Technology and Zymeworks Improvements ([…***…]42), and (ii) all Joint Inventions.
1.69          “Zymeworks Patent Rights” means all Patent Rights that are Controlled by Zymeworks or its Affiliates as of the Effective Date or during the Term that:
1.69.1          claim any method in the Zymeworks Platform that is useful for the manufacture or production of (i) any Research Product solely during the Research Program Term, (ii) the Back-up Product until the expiration or termination of Back-up Period, or (iii) a Licensed Product;
1.69.2          claim any Linker-Cytotoxin contained in any Research Product or Back-up Product (solely during the Research Program Term or until the expiration or termination of the Back-up Period, respectively) or the Lead Linker-Cytotoxin or the manufacture, use, offer for sale, sale or importation of any Linker-Cytotoxin, in each case contained in (i) any Research Product solely during the Research Program Term, (ii) the Back-up Product until the expiration or termination of the Back-up Period, or (iii) a Licensed Product; or
1.69.3          are otherwise necessary for the research, development, manufacture, use, offer for sale, sale, or importation of any Linker-Cytotoxin contained in (i) any Research Product solely during the Research Program Term, (ii) the Back-up Product until the expiration or termination of the Back-up Period, or (iii) a Licensed Product;
in each case (Section 1.69.2–1.69.3), either alone or as part of a Licensed Product (and, solely during the Research Program Term, the Research Products, and solely until the expiration or termination of the Back-up Period, the Back-up Product).

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For clarity, the Zymeworks Patent Rights include the Patent Rights listed in Exhibit 1.69 and Zymeworks’ interest in (1) all Joint Patent Rights and Conjugate Patent Rights and (2) all Patent Rights that claim any Zymeworks Improvements ([…***…]43). Notwithstanding the foregoing, Zymeworks Patent Rights shall not include any patents or patent applications that claim the manufacture, use, sale or importation of the Licensed Antibody, but not the Lead Linker-Cytotoxin.
1.70          “Zymeworks Platform” means (a) the Linker-Cytotoxins and (b) any methods for conjugating a Linker-Cytotoxin to a peptide, protein or antibody that (i) were provided by Zymeworks to ICONIC pursuant to the […***…]44 or the Option Agreement […***…]45 or (ii) are otherwise claimed in the Zymeworks Patent Rights listed in Exhibit 1.69.
1.71          “Zymeworks Platform Improvements” means any Invention that is an improvement or modification to, or derivative of, (a) the Linker-Cytotoxins, which does not incorporate an Antibody, or (b) methods (including methods of conjugating Linker-Cytotoxins to antibodies) included in the Zymeworks Platform.
1.72          Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below.

Definition	Section/Exhibit
Accounting Firm	5.4.2(a)
Agreement Payments	5.3
Applicable Infringement	6.3.1
Big Five	Exhibit 3.5
CDA	13.13
Change of Control	1.1
CMO	3.4.4
Code	10.4
Combination	1.43
Commercial License	2.1.2
Commercial Sublicensee	1.15
Commercialization Milestone Event	4.1.3
Commercialization Milestone Payment	4.1.3
[…***…][46]	[…***…][47]
Conjugate Patent Rights	6.1.4
Controlling Party	6.3.4
Co-Promotion Activities	Exhibit 3.5
Co‑Promotion Option	3.5
Co‑Promotion Option Period	Exhibit 3.5
Co-Promotion Rate	Exhibit 3.5

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Definition	Section/Exhibit
Co-Promotion Region	Exhibit 3.5
Designation Notice	3.6.4
Development Milestone Event	4.1.1
Development Milestone Payment	4.1.1
Dispute	13.4.1
Excluded Claim	13.4.5
Gatekeeper	3.7.1
ICONIC Indemnified Party	12.1
Indemnified Party	12.3.1
Indemnifying Party	12.3.1
Licensed Product Royalty	4.2.1
Losses	12.1
Major Country	Exhibit 3.5
Notice of Dispute	13.4.1
Regulatory Milestone Event	4.1.2
Regulatory Milestone Payment	4.1.2
Research License	2.1.1
Royalty Term	4.2.2
Rules	13.4.1
Taxes	5.3
Third Party Claims	12.1
Tolling Notice	Exhibit 3.5
Transaction Notice	2.1.5
Zymeworks Indemnified Party	12.2
Zymeworks Prosecuted Patent Rights	6.2.2(a)

1.73          Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) “antibody” shall refer to antibodies, antibody analogues or antigen-binding fragments thereof, including Fc or Fab fragments, single chain antibodies, domain antibodies, and bispecific or multi-specific antibodies; (h) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such

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agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (i) words of any gender include the other gender; (j) words using the singular or plural number also include the plural or singular number, respectively; (k) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (l) neither Party or its Affiliates shall be deemed to be acting “under authority of” the other Party.
2.          GRANT OF LICENSES
2.1          Licenses and Rights to ICONIC.
2.1.1          Research License. Subject to the terms and conditions of this Agreement, (a) Zymeworks hereby grants to ICONIC (i) a non-exclusive, non-transferable (except in accordance with Section 13.1), sublicensable (solely to the extent set forth in this Section 2.1.1), worldwide, royalty-free, research and development license under the Zymeworks Intellectual Property, solely to perform preclinical research and development of Research Products under the Research Program during the Research Program Term and (ii) an exclusive, non-transferable (except in accordance with Section 13.1), sublicensable (solely to the extent set forth in this Section 2.1.1), worldwide, royalty-free license, under the Zymeworks Intellectual Property, solely to perform preclinical research and development of the Back-up Product until the expiration or termination of the Back-up Period; and (b) ICONIC may use and reproduce the Conjugate Materials and Data and permit others to do the same (solely to the extent set forth in this Section 2.1.1), in each case to the extent such Conjugate Materials and Data are necessary or reasonably useful to preclinically research and develop (i) Research Products during the Research Program Term or (ii) the Back-up Product until the expiration or termination of the Back-up Period ((a) and (b) collectively, the “Research License”). The Research License shall include the right to grant sublicenses (1) to ICONIC’s Affiliates, to contract research organizations and fee-for-service providers to the extent necessary or reasonably useful to have activities performed under the Research Program, or with respect to the Back-up Product, on ICONIC’s behalf and (2) to Third Parties; provided that ICONIC shall (x) notify Zymeworks promptly after any Third Party is so authorized, which notice shall identify the Third Party and the activities to be performed thereby and (y) be and remain responsible to Zymeworks for the compliance of each such Affiliate and sublicensee with the applicable terms and conditions hereunder. For clarity, the Research License does not include the right to conduct clinical research (including any Clinical Trials) with respect to any Research Products or to sell or otherwise commercialize Research Products or other products incorporating the Zymeworks Platform; provided however, that contract manufacturing organizations may sell to ICONIC and its Affiliates and sublicensees Research Products manufactured on their behalf.
2.1.2          Commercial License. Subject to the terms and conditions of this Agreement, (a) Zymeworks hereby grants to ICONIC an exclusive, transferable (solely in accordance with Section 13.1), sublicensable (solely in accordance with Section 2.1.4), worldwide license under the Zymeworks Intellectual Property to research, develop, make, have made, use, offer to sell, sell and import Licensed Products in the Field and in the Territory; and (b) ICONIC may use and reproduce the Conjugate Materials and Data to the extent such Conjugate Materials and Data are necessary or reasonably useful to research, develop, make,

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have made, use, offer to sell, sell and import Licensed Products in the Field and in the Territory (the “Commercial License”). For clarity, prior to the selection of the Lead Sequence in accordance with Section 3.6.2, ICONIC shall not conduct any clinical development (including any Clinical Trials) nor sell or otherwise commercialize Research Products or any other products incorporating the Zymeworks Platform. Further, upon the expiration or termination of the Research Program Term, the Research License shall terminate and ICONIC shall cease all use of the Zymeworks Intellectual Property, Zymeworks Platform, Research Products and antibodies otherwise conjugated with the Zymeworks Platform except as permitted under any Commercial License then in effect; provided however that, solely during the Back-up Period, the Research License shall be exclusive and continue solely with respect to Back-up Products. For clarity, the Research License does not include the right to file an IND (or its equivalent) in any country with respect to any Back-up Product.
2.1.3          Right of Reference. Subject to the terms and conditions of this Agreement, Zymeworks hereby grants to ICONIC a right of reference (as defined in 21 C.F.R. §314.3(b) or foreign equivalents thereto), with the right to grant multiple tiers of further rights of reference solely to Commercial Sublicensees or ICONIC Affiliates, in and to all Regulatory Filings (including any Regulatory Approvals), and associated data and reports contained in such Regulatory Filings, Controlled by Zymeworks or any of its Affiliates that are directed to the Lead Linker-Cytotoxin or any component thereof, to the extent necessary or reasonably useful to prepare, obtain or maintain any Regulatory Approval of a Licensed Product in accordance with this Agreement for the sole purpose of preparing, obtaining and maintaining Regulatory Approval of such Licensed Product in the Field and in the Territory.
2.1.4          Sublicenses. The Commercial License includes the right to grant sublicenses (including to Affiliates and Third Parties) through multiple tiers, provided that each sublicense granted by ICONIC shall be consistent with the terms and conditions of this Agreement. ICONIC shall (a) for all such sublicenses (other than to an entity acting on behalf of ICONIC as a contract research, clinical, development, manufacturing, marketing, sales or other development or commercial organization for development and commercialization activities customary for ICONIC) provide Zymeworks with prompt notice of any such sublicenses that it grants, identifying the sublicensee and the scope of such sublicensee’s rights/responsibilities and, for each Commercial Sublicense, […***…]48 to the extent not previously provided in the applicable Transaction Notice; and (b) be and remain responsible to Zymeworks for the compliance of each sublicensee with the applicable terms and conditions hereunder. ICONIC may provide the notice described in clause (a) above by providing Zymeworks with a copy of the agreement granting such sublicense, which copy may be redacted to remove any provisions not necessary to determining compliance with this Agreement.
2.1.5          Notice of Commercial Sublicense. Without limiting the foregoing and subject to […***…]49, ICONIC shall notify Zymeworks in writing in the event ICONIC is engaged in good faith negotiations to enter into, but prior to the execution of, a Commercial Sublicense, no later than […***…]50 after the date that ICONIC’s Board of Directors (or any other formal committee authorized to make a final decision on behalf of ICONIC on such

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matters) has: (a) reviewed a written proposal (including economic terms) received from a Third Party for a Commercial Sublicense and (b) determined to move forward with such Third Party on substantially similar terms of such proposal (such notice by ICONIC, a “Transaction Notice”). Such Transaction Notice will include notice of the […***…]51 of the proposed Commercial Sublicense to the extent that ICONIC can disclose such information without breaching its confidentiality obligations to the proposed Commercial Sublicensee, provided that ICONIC uses commercially reasonable efforts to obtain such right from such proposed Commercial Sublicensee.
2.2          ICONIC Antibodies.
2.2.1          Exclusivity. During the Term, […***…]52 (a) […***…]53 or (b) […***….]54 Zymeworks covenants that it and its Affiliates will not grant a license to clinically develop or commercialize a product that incorporates (A) any Linker-Cytotoxin and (B) any antibody without performing gatekeeping procedures, at least as restrictive as those set forth in Section 3.7, to confirm that such antibody does not incorporate the Lead Sequence, Reserved Sequence (during the Research Program Term) or the Back-up Sequence (before the expiration or termination of the Back-up Period).
2.2.2          […***…]55 (a) […***…]56 or (b) […***…]57
2.2.3          Cessation of Activities. Zymeworks’ obligations and ICONIC’s rights under this Section 2.2 shall immediately terminate upon ICONIC’s receipt of notice from Zymeworks in the event that, at any time following the expiration of the Research Program Term, ICONIC and its Related Parties cease all research, development and commercialization of Licensed Products for a period of […***…]58.
2.3          No Implied Licenses. Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any materials, Know-How, Patent Rights or other intellectual property rights Controlled by the other Party or its Affiliates. Subject to the licenses and rights explicitly granted to each Party hereunder and the other terms and conditions of this Agreement, Zymeworks retains all rights under the Zymeworks Intellectual Property and ICONIC retains all rights under all Patent Rights and Know-How Controlled by ICONIC.
2.4          […***…] Antibodies.59 Until the expiration of the Backup Period, at ICONIC’s reasonable request, the Parties will negotiate in good faith for a license to ICONIC under the Zymeworks Platform to develop and commercialize products comprising Licensed Antibodies […***…]60. For clarity, the rights and obligations pursuant to this Section 2.4 do not

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apply to any license or other rights under Know-How, Patent Rights or materials, in each case other than the Zymeworks Platform, that are Controlled by Zymeworks.
3.          RESEARCH PROGRAM AND DEVELOPMENT AND
COMMERCIALIZATION OF LICENSED PRODUCTS
3.1          Research Program.
3.1.1          General. During the Research Program Term, ICONIC shall have the right to conduct the Research Program, which will cover research activities up to and including the selection of the Lead Sequence and Lead Linker-Cytotoxin and the Back-up Sequence and Back-up Linker-Cytotoxin. For clarity, the Lead Sequence and Lead Linker-Cytotoxin shall be selected as a pair, and the Back-up Sequence and Back-up Linker-Cytotoxin shall be selected as a pair. In the event ICONIC does not select a Lead Sequence and Lead Linker-Cytotoxin in accordance with Section 3.6.2 prior to expiration of the Research Program Term (which may be extended by mutual written agreement), this Agreement shall expire in accordance with Section 9.1.1.
3.1.2          Conduct of Research Program. ICONIC:
(a)          shall use commercially reasonable efforts to develop Research Products pursuant to the Research Program; provided that, as set forth in Section 2.1.1, ICONIC shall not conduct clinical development of any Research Product that is not a Licensed Product;
(b)          shall conduct the Research Program in compliance with all Applicable Laws; and
(c)          may utilize the services of its Affiliates and Third Parties to perform the Research Program; provided that ICONIC shall remain responsible for the performance of such Affiliates and Third Parties hereunder.
3.2          Records and Reports.
3.2.1          Records. ICONIC shall maintain records, for so long as necessary to comply with Applicable Laws or reasonably necessary to support the prosecution, maintenance and enforcement of intellectual property rights (including Patent Rights) in accordance with Article 6 below, regarding its conduct of the Research Program and development of the Back-up Product, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect the work done and results achieved by or on behalf of ICONIC in the performance of the Research Program and development of the Back-up Product.
3.2.2          Reports. Without limiting the foregoing, ICONIC shall provide Zymeworks, on a Calendar Yearly basis during the Research Program Term and Back-up Period, with written reports summarizing the progress of the Research Program and development of the Back-up Product, respectively, in reasonable detail.
3.3          Technology Transfer and Support by Zymeworks.

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3.3.1          Technology Transfer. At ICONIC’s request, Zymeworks shall […***…]61 disclose to ICONIC or its designee the chemical structure of each Linker-Cytotoxin that ICONIC is considering for possible selection as part of a Back-up Linker-Cytotoxin or Lead Linker-Cytotoxin and shall provide Zymeworks Know-How that is reasonably requested by ICONIC with respect to such Linker-Cytotoxin. […***…]62 after the Effective Date and […***…]63 thereafter during the Term, Zymeworks shall disclose and transfer to ICONIC or its designee the Zymeworks Know-How reasonably requested by ICONIC in writing and not previously disclosed to ICONIC. For clarity, Zymeworks is not required to disclose to ICONIC or its designee any Zymeworks Know-How that is generally known by similarly situated Persons in the biotechnology industry.
3.3.2          Support by Zymeworks. During the Term, Zymeworks (itself or through its Affiliates) shall […***…]64 to provide to ICONIC or its Affiliate, contract research or manufacturing organization or Commercial Sublicensee reasonable technological support and assistance, as reasonably requested by ICONIC, related to the application of Zymeworks Know-How and the Zymeworks Platform to the Research Products, Back-up Product or Licensed Products (as applicable), including by (a) […***…]65 (b) […***…],66 and (c) […***…]67 Notwithstanding the foregoing, Zymeworks is not required to provide such support for any Zymeworks Know-How that is generally known by similarly situated Persons in the biotechnology industry. Zymeworks shall provide ICONIC with […***…]68 set forth on Exhibit 3.3.2.
3.4          Development and Commercialization by ICONIC.
3.4.1          Rights and Diligence. Subject to Section 3.5, ICONIC (itself or through its Affiliates or Third Parties) shall have the sole responsibility and exclusive right to further develop, manufacture and commercialize Licensed Products, and ICONIC shall use commercially reasonable efforts to […***…]69.
3.4.2          Development. With respect to […***…]70.
3.4.3          Commercialization.[…***…]71during the period […***…]72 ICONIC shall keep Zymeworks informed as to its commercialization activities with respect to such Licensed Product as reasonably necessary to allow Zymeworks to monitor ICONIC’s compliance with this Agreement, including the obligations set forth in Section 3.4.1, by providing to Zymeworks on […***…]73 a written report describing in reasonable detail such activities conducted during the previous annual period and the activities planned to be conducted

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during the upcoming […***…]74. Notwithstanding the foregoing, with respect to commercialization activities conducted by a Commercial Sublicensee, ICONIC shall only be required to provide Zymeworks with any such information that ICONIC receives from such Commercial Sublicensee, provided that ICONIC has used reasonable efforts to obtain such information from such Commercial Sublicensee.
3.4.4          Manufacture. Zymeworks shall reasonably assist ICONIC with supply and access to the Lead Linker-Cytotoxin, as requested by ICONIC and at ICONIC’s expense, including (i) […***…]75 and (ii) assisting […***…]76. In the case of clause (i) the Parties […***…]77. At ICONIC’s expense and reasonable request, including if ICONIC is unable to obtain a contract for the supply of the Lead Linker-Cytotoxin or the conjugation thereof to the Licensed Antibody despite Zymeworks using its reasonable efforts to assist ICONIC in doing so, then Zymeworks shall […***…]78.
3.5          Co-Promotion Option. During the applicable Co-Promotion Option Period, Zymeworks shall have the […***…]79 option to co-promote Licensed Product with ICONIC on a country-by-country basis (“Co‑Promotion Option”) in accordance with the terms and conditions of Exhibit 3.5. Notwithstanding the foregoing, as set forth in Exhibit 3.5, Zymeworks’ Co-Promotion Option(s) for Licensed Products in one or more fields (or all fields, if applicable) in one or more countries will be suspended (and the applicable Co-Promotion Option Period(s) tolled) during the negotiation of, and expire upon the execution of, an exclusive Commercial Sublicense for Licensed Products in such field(s) (or all fields, if applicable) in such country(ies) executed either prior to or during the applicable Co-Promotion Option Period(s) (including any extension thereof pursuant to a Tolling Notice); […***…]80.
3.6          Sequence Selection and Replacement.
3.6.1          Reserved Sequence Selection and Replacement. During the Research Program Term and subject to gatekeeping pursuant to Section 3.7, ICONIC may, by providing a Designation Notice pursuant to Section 3.6.4: (a) select up to […***…]81 Sequences to be designated as Reserved Sequences and (b) not more frequently than […***…]82; provided, however, that if such […***…]83 pursuant to this Section 3.6.1. Notwithstanding anything to the contrary herein, in no event shall the number of Sequences comprising the Lead Sequence, Back-up Sequence and Reserved Sequences exceed a total of […***…]84 Sequences at any point in the Research Program Term.
3.6.2          Lead Sequence and Lead Linker-Cytotoxin Selection. During the Research Program Term and subject to gatekeeping pursuant to Section 3.7, ICONIC may, by

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providing a Designation Notice pursuant to Section 3.6.4, select […***…]85 Sequence to be the Lead Sequence and […***…]86 to be the Lead Linker-Cytotoxin. In the event a proposed Lead Sequence is a Reserved Sequence, upon receipt of such Designation Notice, it shall become the Lead Sequence and the corresponding Linker-Cytotoxin shall become the Lead Linker-Cytotoxin. In the event a proposed Lead Sequence is not a Reserved Sequence, it shall be subject to gatekeeping pursuant to Section 3.7 below and, if such proposed Sequence is available pursuant to Section 3.7, such proposed Sequence shall become the Lead Sequence and the corresponding Linker-Cytotoxin shall become the Lead Linker-Cytotoxin and if such proposed Sequence is not available pursuant to Section 3.7, ICONIC may repeat the procedure set forth in this Section 3.6.2 during the Research Program Term until a Sequence becomes the Lead Sequence and the corresponding Linker-Cytotoxin becomes the Lead Linker-Cytotoxin.
3.6.3          Back-up Sequence and Linker-Cytotoxin Selection. During the Research Program Term and subject to gatekeeping pursuant to Section 3.7, ICONIC may, by providing a Designation Notice pursuant to Section 3.6.4, select one (1) Sequence to be the Back-up Sequence and one (1) Linker-Cytotoxin to be the Back-up Linker-Cytotoxin. In the event a proposed Back-up Sequence is a Reserved Sequence, upon receipt of such Designation Notice, it shall become the Back-up Sequence and the corresponding Linker-Cytotoxin shall become the Back-up Linker-Cytotoxin. In the event a proposed Back-up Sequence is not a Reserved Sequence, it shall be subject to gatekeeping pursuant to Section 3.7 below and, if such proposed Sequence is available pursuant to Section 3.7, such proposed Sequence shall become the Back-up Sequence and the corresponding Linker-Cytotoxin shall become the Back-up Linker-Cytotoxin, and if such proposed Sequence is not available pursuant to Section 3.7, ICONIC may repeat the procedure set forth in this Section 3.6.3 during the Research Program Term until a Sequence becomes the Back-up Sequence and the corresponding Linker-Cytotoxin becomes the Back-up Linker-Cytotoxin.
3.6.4          Designation Notice. To designate a Sequence as a Reserved Sequence, a Lead Sequence (with a corresponding Lead Linker-Cytotoxin), a Back-up Sequence (with a corresponding Back-up Linker-Cytotoxin) or a replacement Reserved Sequence, ICONIC shall provide the Gatekeeper with written notice of such Sequence expressly referencing this Agreement (each, a “Designation Notice”). The Designation Notice for a proposed Lead Sequence or Back-up Sequence shall set forth (a) the corresponding Linker-Cytotoxin and (b) whether such proposed Lead Sequence or Back-up Sequence is a Reserved Sequence, (i) and if it is, ICONIC shall identify the […***…]87 Reserved Sequence that ICONIC wishes to designate as the Lead Sequence or Back-up Sequence, and, (ii) if it is not, the full-length amino acid sequence of such Sequence and a request that such Sequence be submitted to gatekeeping pursuant to Section 3.7. The Designation Notice for a Reserved Sequence shall set forth the full-length amino acid sequence of such Sequence, and, in the case of a replacement Reserved Sequence, the Reserved Sequence that such Sequence is intended to replace, and shall request that such Sequence be submitted to gatekeeping pursuant to Section 3.7.
3.7          Gatekeeping.

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3.7.1          Zymeworks will designate either an […***…]88 to the Parties to be the gatekeeper (the “Gatekeeper”). Zymeworks shall also […***…]89. If the […***…]90 is […***…]91, then Zymeworks shall notify ICONIC of the Gatekeeper and his or her contact information promptly following the Effective Date, and any changes thereto promptly following any such change, in writing. If the Gatekeeper is […***…]92, Zymeworks shall also notify ICONIC of the contact information for the Gatekeeper promptly following the Effective Date, and any changes thereto promptly following any such change, in writing. ICONIC may designate any Sequence as (i) […***…]93 Lead Sequence, (ii) […***…]94 Back-up Sequence, or (iii) […***…]95 Reserved Sequences, in each case in accordance with Section 3.6, provided that, as of the date the Gatekeeper receives the Designation Notice from ICONIC, such Sequence is available. A designated Sequence is available if it is a Reserved Sequence (in the case of a proposed Lead Sequence or Back-up Sequence) or if, with respect to such Sequence, Zymeworks is not:
(a)          contractually obligated to grant, or has not granted, to a Third Party rights with respect to products incorporating such Sequence; or
(b)          actively and in good faith engaged in negotiations with a Third Party regarding the development or commercialization of products incorporating such Sequence and any Linker-Cytotoxin (as evidenced by a term sheet, letter of intent or similar document setting forth the material terms of such negotiations).
3.7.2          Within […***…]96 after receipt of a Designation Notice, the Gatekeeper shall provide ICONIC with written notice as to whether such Sequence is available, and, subject to Zymeworks’ confidentiality obligations to Third Parties, if such Sequence is unavailable for any of the reasons set forth in Section 3.7.1(a) or (b), the basis for such unavailability.
3.7.3          At any time prior to ICONIC’s selection of a Lead Sequence pursuant to Section 3.6.2, […***…]97, ICONIC may request in writing that the Gatekeeper determine whether a Sequence specified in such written request that the Gatekeeper previously identified as unavailable pursuant to Section 3.7.2 has become available. The Gatekeeper will provide ICONIC written notice as to whether such Sequence is available within […***…]98 after receipt of such written request. In the event such Sequence is available, ICONIC may then designate such Sequence as a Reserved Sequence or the Back-up Sequence pursuant to a Designation Notice.

88 Competitive Information – Other Commercially Sensitive Terms.
89 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
90 Competitive Information – Other Commercially Sensitive Terms.
91 Competitive Information – Other Commercially Sensitive Terms.
92 Competitive Information – Other Commercially Sensitive Terms.
93 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
94 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
95 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
96 Competitive Information – Other Commercially Sensitive Terms.
97 Competitive Information – Other Commercially Sensitive Terms.
98 Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

3.8          Lead Sequence and Linker-Cytotoxin Replacement. During the Back-up Period, ICONIC may […***…]99 provided that […***…]100 (a)[ …***…]101 (b) […***…]102 and (c)[ …***…]103 pursuant to Section 2.1.2.
4.          FINANCIAL PROVISIONS
4.1          Milestones.
4.1.1          Development Milestones. Within […***…]104 after the […***…]105 of each milestone event set forth in the table below for the […***…]106 Licensed Product or Back-up Product (if applicable) by or on behalf of ICONIC or its Affiliate independent of a Commercial Sublicense (each, a “Development Milestone Event”), ICONIC shall notify Zymeworks thereof and make the corresponding milestone payment to Zymeworks (each, a “Development Milestone Payment”). If a later Development Milestone Event is achieved before a prior Development Milestone Event in such table is achieved (where “later” refers to a higher number in the table of Development Milestone Events below), then such prior Development Milestone Event shall be deemed achieved upon achievement of such later Development Milestone Event and the Development Milestone Payment for the prior Development Milestone Event shall be paid together with the payment of the Development Milestone Payment for the later Development Milestone Event. For clarity, ICONIC shall not have any obligation to make any Development Milestone Payments on account of the achievement of any milestone event by or on behalf of a Commercial Sublicensee or pursuant to a Commercial Sublicense.

	Development Milestone Events	Development Milestone Payments
1.	[…***…]107	USD $[…***…]108
2.	[…***…]109	USD $[…***…]110
3.	[…***…]111	USD $[…***…]112
4.	[…***…]113	USD $[…***…]114

99 Competitive Information – Discovery Information and Technical Information.
100 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
101 Competitive Information –Technical Information and Other Commercially Sensitive Terms.
102 Competitive Information – Other Commercially Sensitive Terms.
103 Competitive Information – Technical Information and Other Commercially Sensitive Terms.
104 Competitive Information – Other Commercially Sensitive Terms.
105 Competitive Information – Other Commercially Sensitive Terms.
106 Competitive Information – Other Commercially Sensitive Terms.
107 Competitive Information – Discovery Information and Technical Information.
108 Competitive Information – Financial Provisions.
109 Competitive Information – Discovery Information and Technical Information.
110 Competitive Information – Financial Provisions.
111 Competitive Information – Discovery Information and Technical Information.
112 Competitive Information – Financial Provisions.
113 Competitive Information – Discovery Information and Technical Information.
114 Competitive Information – Financial Provisions.

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For clarity, in no event shall ICONIC be obligated to pay more than an aggregate total of USD $[…***…]115 pursuant to this Section 4.1.1.
4.1.2          Regulatory Milestones. Within […***…]116 after the […***…]117 of each milestone event set forth in the table below for the […***…]118 Licensed Product by or on behalf of ICONIC or its Affiliate independent of a Commercial Sublicense (each, a “Regulatory Milestone Event”), ICONIC shall notify Zymeworks thereof and make the corresponding milestone payment to Zymeworks (each, a “Regulatory Milestone Payment”). For clarity, ICONIC shall not have any obligation to make any Regulatory Milestone Payments on account of the achievement of any milestone event by or on behalf of a Commercial Sublicensee or pursuant to a Commercial Sublicense.

	Regulatory Milestone Events	Regulatory Milestone Payments
1.	[…***…]119	USD $[…***…]120
2.	[…***…]121	USD $[…***…]122
3.	[…***…]123	USD $[…***…]124
For clarity, in no event shall ICONIC be obligated to pay more than an aggregate total of USD $[…***…]125 pursuant to this Section 4.1.2.
4.1.3          Commercial Milestones. Within […***…]126 after the end of the […***…]127 in which each milestone event set forth in the table below is achieved by or on behalf of ICONIC or its Affiliate independent of a Commercial Sublicense (each, a “Commercialization Milestone Event”), ICONIC shall notify Zymeworks thereof and make the corresponding milestone payment to Zymeworks (each, a “Commercialization Milestone Payment”). For clarity, in no event shall any Net Sales made by or on behalf of any Commercial Sublicensee or its sublicensees or pursuant to a Commercial Sublicense be included in the calculation of Annual Net Sales for the purposes of this Section 4.1.3.

	Commercialization Milestone Events	Commercialization Milestone Payments
1.	[…***…]128	USD $[…***…]129

115 Competitive Information – Financial Provisions.
116 Competitive Information – Other Commercially Sensitive Terms.
117 Competitive Information – Other Commercially Sensitive Terms.
118 Competitive Information – Other Commercially Sensitive Terms.
119 Competitive Information – Discovery Information and Technical Information.
120 Competitive Information – Financial Provisions.
121 Competitive Information – Discovery Information and Technical Information.
122 Competitive Information – Financial Provisions.
123 Competitive Information – Discovery Information and Technical Information.
124 Competitive Information – Financial Provisions.
125 Competitive Information – Financial Provisions.
126 Competitive Information – Other Commercially Sensitive Terms.
127 Competitive Information – Other Commercially Sensitive Terms.
128 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
129 Competitive Information – Financial Provisions .

CONFIDENTIAL

2.	[…***…]130	USD $[…***…]131
3.	[…***…]132	USD $[…***…]133
4.	[…***…]134	USD $[…***…]135

For clarity, in no event shall ICONIC be obligated to pay more than an aggregate total of USD $[…***…]136 pursuant to this Section 4.1.3. In the event that more than one Commercialization Milestone Event is achieved in […***…]137, ICONIC shall pay Zymeworks the Commercialization Milestone Payment associated with each such Commercialization Milestone Event achieved during such […***…]138. For example, if Annual Net Sales for Licensed Products by or on behalf of ICONIC or its Affiliates in the first Calendar Year after First Commercial Sale of the first Licensed Product equal USD $[…***…]139, ICONIC shall pay Zymeworks a total of USD $[…***…]140 in Commercialization Milestone Payments pursuant to this Section 4.1.3 with respect to such […***…]141 and will not have any further milestone payment obligations pursuant to this Section 4.1.3 unless the Annual Net Sales for Licensed Products by or on behalf of ICONIC or its Affiliates in a subsequent Calendar Year exceed USD $[…***…]142, in which case ICONIC would be obligated to make the final Commercialization Milestone payment of USD $[…***…]143.
4.2          Royalties On Licensed Product.
4.2.1          Royalty Payments. During the Royalty Term, ICONIC shall pay Zymeworks a royalty on world-wide Net Sales of all Licensed Products (each such royalty payment, a “Licensed Product Royalty”) at the rates set forth below for the corresponding portion of Annual Net Sales for Licensed Products:

Royalty Tier	Annual Net Sales	Royalty Rate
A	[…***…]144	[…***…]%145
B	[…***…]146	[…***…]%147

130 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
131 Competitive Information – Financial Provisions.
132 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
133 Competitive Information – Financial Provisions.
134 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
135 Competitive Information – Financial Provisions.
136 Competitive Information – Financial Provisions.
137 Competitive Information – Other Commercially Sensitive Terms.
138 Competitive Information – Other Commercially Sensitive Terms.
139 Competitive Information – Financial Provisions.
140 Competitive Information – Financial Provisions.
141 Competitive Information – Other Commercially Sensitive Terms.
142 Competitive Information – Financial Provisions.
143 Competitive Information – Financial Provisions.
144 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
145 Competitive Information – Financial Provisions.
146 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
147 Competitive Information – Financial Provisions.

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C	[…***…]148	[…***…]%149
For example, if ICONIC has $[…***…]150 in Annual Net Sales for Licensed Products in a given […***…]151, the total Licensed Product Royalties owed to Zymeworks for such Calendar Year would be USD $[…***…]152.
4.2.2          Royalty Term. The Licensed Product Royalty will be payable on a Licensed Product-by-Licensed Product and country-by-country basis starting on the First Commercial Sale of such Licensed Product in such country and ending on the latest of: […***…]153 years from First Commercial Sale of such Licensed Product in such country, (ii) such Licensed Product is no longer Covered by a Valid Patent Claim in such country, or (iii) the last to expire Regulatory Exclusivity period for such Licensed Product in such country (such period, the “Royalty Term”).
4.2.3          Royalty Step Down. The royalty rates set forth in Section 4.2.1 will be reduced, on a Licensed Product-by-Licensed Product and country-by-country basis, by […***…]154 in Calendar Quarters in such country after expiration of the last to expire Valid Patent Claim Covering such Licensed Product in such country. The Parties acknowledge and agree that the rights and access to the Zymeworks Know-How and the Zymeworks Platform is material and valuable consideration being provided by Zymeworks, in addition to the license and rights being provided with respect to the Zymeworks Patent Rights.
4.2.4          Third Party Payments. ICONIC may deduct from the Licensed Product Royalty an amount equal to […***…]155 of any running royalties paid by ICONIC to a Third Party on sales of a Licensed Product in consideration for a right or license under such Third Party’s Patent Rights that would otherwise be infringed by the practice of the Zymeworks Platform to develop, use, manufacture, commercialize, or import such Licensed Product; provided, that ICONIC may not reduce the Licensed Product Royalty for such Licensed Product below […***…]156 of the Licensed Product Royalty otherwise payable for such Licensed Product under Section 4.2.1.
4.3          Partner Revenue Share. […***…]157, ICONIC shall share Partner Revenue with Zymeworks as follows:
4.3.1          For any Commercial Sublicense executed before […***…]158 ICONIC shall pay Zymeworks […***…]159 of the Partner Revenue from such Commercial Sublicense;

148 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
149 Competitive Information – Financial Provisions.
150 Competitive Information – Financial Provisions.
151 Competitive Information – Other Commercially Sensitive Terms.
152 Competitive Information – Financial Provisions.
153 Competitive Information – Other Commercially Sensitive Terms.
154 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
155 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
156 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
157 Competitive Information – Other Commercially Sensitive Terms.
158 Competitive Information – Discovery Information and Technical Information.
159 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.

CONFIDENTIAL

4.3.2          For any Commercial Sublicense executed after […***…]160 ICONIC shall pay Zymeworks […***…]161 of the Partner Revenue from such Commercial Sublicense;
4.3.3          For any Commercial Sublicense executed […***…]162 ICONIC shall pay Zymeworks […***…]163 of the Partner Revenue from such Commercial Sublicense;
4.3.4          For any Commercial Sublicense executed […***…]164 ICONIC shall pay Zymeworks […***…]165 of the Partner Revenue from such Commercial Sublicense; and
4.3.5          For any Commercial Sublicense executed […***…]166 ICONIC shall pay Zymeworks […***…]167 of the Partner Revenue from such Commercial Sublicense.
5.          REPORTS AND PAYMENT TERMS
5.1          Payment Terms.
5.1.1          Milestone Payments. ICONIC shall provide Zymeworks with notice of the first achievement (either by ICONIC or its Affiliate) of each Development Milestone Event, Regulatory Milestone Event, and Commercialization Milestone Event and make the corresponding milestone payment within […***…]168 after such achievement, as specified in Section 4.1.
5.1.2          Partner Revenue Payments. ICONIC shall provide Zymeworks with written notice of each forthcoming payment to ICONIC of Partner Revenue, including the amount of such payment, within […***…]169 after ICONIC receives notice from its Commercial Sublicensee that such Partner Revenue is due and owing to ICONIC. ICONIC shall pay to Zymeworks its applicable percentage of such Partner Revenue as set forth in Section 4.3 within […***…]170 after ICONIC’s receipt of such Partner Revenue from the Commercial Sublicensee.
5.1.3          Licensed Product Royalties. During the applicable Royalty Term, ICONIC shall furnish to Zymeworks a written report for each Calendar Quarter showing the Net Sales of Licensed Products sold by ICONIC and its Related Parties during the reporting Calendar Quarter and the Licensed Product Royalties payable under this Agreement in sufficient detail to allow Zymeworks to verify the amount of Licensed Product Royalties paid by ICONIC with respect to such Calendar Quarter, including, (i) on a country-by-country basis (and field-by-field basis in the event Zymeworks has exercised its Co-Promotion Option in such field(s)), the total gross amount invoiced for Licensed Products sold, the Net Sales of Licensed Products and the Licensed Product Royalties (in USD) payable, and (ii) the manner and basis for any currency

160 Competitive Information – Discovery Information.
161 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
162 Competitive Information – Discovery Information.
163 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
164 Competitive Information – Discovery Information.
165 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
166 Competitive Information – Discovery Information.
167 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.
168 Competitive Information – Other Commercially Sensitive Terms.
169 Competitive Information – Other Commercially Sensitive Terms.
170 Competitive Information – Other Commercially Sensitive Terms.

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conversion in accordance with Section 5.2. Reports shall be due no later than […***…]171 following the end of each Calendar Quarter. Licensed Product Royalties shown to have accrued by each report provided under this Section 5.1.3 shall be due and payable on the date such report is due.
5.2          Payment Currency / Exchange Rate. All payments to be made under this Agreement shall be made in USD. Payments to Zymeworks shall be made by electronic wire transfer of immediately available funds to the account of Zymeworks, as designated in writing to ICONIC. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with paying Party’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.
5.3          Taxes. Each Party shall be responsible for its own tax liabilities arising under this Agreement. Subject to this Section 5.3, Zymeworks shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by ICONIC to Zymeworks under this Agreement (“Agreement Payments”). If Applicable Laws require the withholding of Taxes, ICONIC shall inform Zymeworks and provide reasonable basis prior to making such withholding payments in a timely manner. ICONIC and Zymeworks shall cooperate and take all reasonable steps to avoid deducting such taxes and to obtain double taxation relief prior to the subtraction of the withholding amount thereof from the Agreement Payments. ICONIC shall promptly (as available) submit to Zymeworks appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. ICONIC shall provide Zymeworks reasonable assistance in order to allow Zymeworks to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes which may apply to the Agreement Payments. Notwithstanding the foregoing, if as a result of ICONIC assigning this Agreement or changing its domicile additional Taxes become due that would not have otherwise been due hereunder with respect to payments ICONIC shall be responsible for all such additional Taxes. For clarity, if Applicable Laws require payment of any sales or similar taxes on the sale or other transfer of materials or product transferred by Zymeworks to ICONIC pursuant to this Agreement or any agreement governing the supply of Licensed Product from Zymeworks to ICONIC that is executed pursuant to this Agreement, such taxes shall be ICONIC’s responsibility.
5.4          Records and Audit Rights.
5.4.1          Records. ICONIC shall keep (and shall cause its Related Parties to keep) complete, true and accurate books and records in sufficient detail for Zymeworks to determine payments due to Zymeworks under this Agreement, including Licensed Product Royalties. ICONIC shall keep such books and records for at least […***…]172 following the end of the Calendar Year to which they pertain.

171 Competitive Information – Other Commercially Sensitive Terms.
172 Competitive Information – Other Commercially Sensitive Terms.

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5.4.2          Audit Rights.
(a)          Zymeworks shall have the right during the […***…]173 period described in Section 5.4.1 to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) reasonably acceptable to ICONIC to inspect or audit the relevant records of ICONIC and its Related Parties to verify that the amount of such payments were correctly determined. ICONIC and its Related Parties shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from auditing Party, solely to verify the payments hereunder were correctly determined. Notwithstanding the foregoing, if ICONIC is not able, despite using reasonable efforts, to obtain the right for Zymeworks to audit its sublicensees’ records directly in accordance with this Section 5.4.2, then ICONIC shall obtain for itself, and exercise, a comparable right to inspect or audit such records of such sublicensee and shall provide the results of each such inspection or audit to Zymeworks, promptly after completion of each such audit.  Such inspection or audit right shall not be exercised by Zymeworks more than once in any Calendar Year and may cover a period ending not more than […***…]174 prior to the date of such request. All records made available for inspection or audit pursuant to this Section 5.4.2 shall be deemed to be Confidential Information of ICONIC. The results of each inspection or audit, if any, shall be binding on both Parties, absent manifest error. If the amount of any payment hereunder was underreported, ICONIC shall promptly (but in any event no later than […***…]175 after its receipt of the Accounting Firm’s report so concluding) make payment to Zymeworks of the underreported amount. If the amount of any payment exceeded the correct amount, Zymeworks shall provide a credit in such overpaid amount against future payments to be made by ICONIC. Zymeworks shall bear the full cost of an audit that it conducts pursuant to this Section 5.4.2 unless such audit discloses an under reporting by ICONIC of more than […***…]176 of the aggregate amount of the payments hereunder reportable in any Calendar Year, in which case ICONIC shall reimburse Zymeworks for all reasonable out-of-pocket costs incurred in connection with such inspection or audit.
(b)          The Accounting Firm will disclose to Zymeworks only whether the payments subject to such audit are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Zymeworks without the prior consent of ICONIC unless disclosure is required by Applicable Laws or judicial order. The information provided by the Accounting Firm to Zymeworks shall be considered Confidential Information of ICONIC subject to the confidentiality obligations set forth in Article 7. The Accounting Firm shall provide a copy of its report and findings to ICONIC.
6.          INTELLECTUAL PROPERTY RIGHTS
6.1          Ownership of Inventions. Ownership of all Inventions, including Patent Rights and other intellectual property rights with respect to such Inventions, shall be as set forth in this Article 6. Determination of inventorship of Inventions shall be made in accordance with US

173 Competitive Information – Other Commercially Sensitive Terms.
174 Competitive Information – Other Commercially Sensitive Terms.
175 Competitive Information – Other Commercially Sensitive Terms.
176 Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

patent laws. Each Party will continue to own any Patent Rights and Know-How that it owned prior to the Effective Date or that it creates or obtains outside the scope of this Agreement, or which it licenses to the other Party under this Agreement.
6.1.1          Certain Improvements. As between the Parties and notwithstanding anything herein to the contrary (including Section 6.1.2), (a) ICONIC shall have and retain ownership of Sequences and Antibodies developed by or on behalf of ICONIC or its Related Parties, and ICONIC Antibody Improvements and (b) Zymeworks shall have and retain all rights in the Zymeworks Platform and Zymeworks Platform Improvements. For clarity, the Zymeworks Platform Improvements will be subject to the licenses set forth in Section 2.1 and the ICONIC Antibody Improvements will be subject to the licenses set forth in Exhibit 3.5.
6.1.2          Ownership by Inventorship. Except as otherwise provided in Section 6.1.1, Inventions that are made solely by Zymeworks (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by Zymeworks; Inventions that are made solely by ICONIC (and all intellectual property rights therein, including the Patent Rights claiming them) shall be owned solely by ICONIC; and Joint Inventions (and the Joint Patent Rights) shall be owned jointly by the Parties, with each Party having an equal, undivided interest therein. Subject to Article 2, […***…]177
6.1.3          Assignment; Further Assurances.
(a)          ICONIC shall promptly disclose to Zymeworks any and all Joint Inventions and Zymeworks Platform Improvements made by or on behalf of ICONIC or its Related Parties. ICONIC shall assign, and hereby assigns, to Zymeworks all rights, title and interest in and to the Zymeworks Platform Improvements. For clarity, ICONIC shall obtain an assignment of any and all Zymeworks Platform Improvements made by or on behalf of its Related Parties to enable ICONIC to, in turn, assign such Zymeworks Platform Improvements to Zymeworks as set forth above. ICONIC shall sign, execute and acknowledge or cause to be signed, executed and acknowledged, […***…]178, any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments.
(b)          Zymeworks shall promptly disclose to ICONIC any and all Joint Inventions and ICONIC Antibody Improvements made by or on behalf of Zymeworks or its Related Parties. Zymeworks shall assign, and hereby assigns, to ICONIC all rights, title and interest in and to the ICONIC Antibody Improvements. For clarity, Zymeworks shall obtain an assignment of any and all ICONIC Antibody Improvements made by or on behalf of its Related Parties to enable Zymeworks to, in turn, assign such ICONIC Antibody Improvements to ICONIC as set forth above. Zymeworks shall sign, execute and acknowledge or cause to be signed, executed and acknowledged, at the expense of ICONIC, any and all documents and to perform such acts as may be reasonably requested by ICONIC for the purposes of perfecting the foregoing assignments.

177 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
178 Competitive Information – Other Commercially Sensitive Terms.

CONFIDENTIAL

6.1.4          Conjugate Technology and Conjugate Patent Rights. Pursuant to the […***…]179, the Conjugate Technology and the Conjugate Patent Rights (defined below) are owned jointly by the Parties, with […***…]180 provided, for clarity, that Zymeworks’ exercise of such right is subject to Sections 2.1 and 2.2. For clarity, this Agreement does not supersede the […***…]181 and, except as expressly set forth herein or otherwise agreed in writing by the Parties, the terms and conditions of the […***…]182 remain in full force and effect.
6.2          Patent Prosecution and Maintenance.
6.2.1          Definitions. As used in this Section 6.2, “prosecution” includes (a) all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings and (b) interferences, reexaminations, reissues, oppositions, and the like.
6.2.2          Zymeworks’ Prosecuted Patent Rights.
(a)          Zymeworks, […***…]183, shall have the sole right to control the preparation, filing, prosecution and maintenance of Zymeworks Patent Rights other than Joint Patent Rights and Conjugate Patent Rights (such Patent Rights, the “Zymeworks Prosecuted Patent Rights”) using patent counsel of Zymeworks’ choice. […***…]184. Zymeworks shall keep ICONIC reasonably informed with respect to the status of the filing, prosecution and maintenance of the Zymeworks Prosecuted Patent Rights […***…]185
(b)          Zymeworks shall promptly give written notice to ICONIC of any decision to cease prosecution or maintenance of any Zymeworks Prosecuted Patent Rights. […***…]186
6.2.3          Joint Patent Rights and Conjugate Patent Rights.
(a)          ICONIC, at ICONIC’s expense, shall have the first right to control the preparation, filing, prosecution and maintenance of Joint Patent Rights and Conjugate Patent Rights using patent counsel reasonably acceptable to Zymeworks. ICONIC shall keep Zymeworks reasonably advised with respect to the status of the filing, prosecution and maintenance of the Joint Patent Rights and Conjugate Patent Rights. […***…]187 ICONIC shall promptly give notice to Zymeworks of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Rights or Conjugate Patent Rights.
(b)          If ICONIC decides to abandon or allow to lapse, or otherwise determines to not prosecute or defend, any Joint Patent Rights or Conjugate Patent Rights, ICONIC shall inform Zymeworks of such decision promptly and, in any event, so as to provide for a reasonable amount of time to meet any applicable deadline to establish or preserve

179 Competitive Information – Other Commercially Sensitive Terms.
180 Competitive Information – Discovery Information and Other Commercially Sensitive Terms.
181 Competitive Information – Other Commercially Sensitive Terms.
182 Competitive Information – Other Commercially Sensitive Terms.
183 Competitive Information – Other Commercially Sensitive Terms.
184 Competitive Information – Other Commercially Sensitive Terms.
185 Competitive Information – Other Commercially Sensitive Terms.
186 Competitive Information – Other Commercially Sensitive Terms.
187 Competitive Information – Other Commercially Sensitive Terms.

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such Joint Patent Rights or Conjugate Patent Rights in such country or region. Zymeworks may assume responsibility for continuing the prosecution, maintenance, or defense of such Joint Patent Right or Conjugate Patent Right, as applicable, in such country or region and paying any required fees to maintain such Patent Right in such country or region or defending such Patent Right, […***…].188 Upon transfer of ICONIC’s responsibility for prosecuting, maintaining, and defending any of the Joint Patent Rights or Conjugate Patent Rights under this Section 6.2.3, ICONIC shall promptly deliver to Zymeworks copies of all necessary files related to such Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for Zymeworks to assume such prosecution, maintenance, and defense.
6.2.4          Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in Section 6.2, including providing any necessary powers of attorney and assignments of employees of the Parties and their Affiliates and sublicensees and Third Party contractors and executing any other required documents or instruments for such prosecution. All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Zymeworks Prosecuted Patent Rights, Joint Patent Rights, and Conjugate Patent Rights, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information, subject to Article 7. For clarity, all such communications regarding the Zymeworks Patent Rights shall be the Confidential Information of Zymeworks, and all such communications regarding Joint Patent Rights and Conjugate Patent Rights shall be the Confidential Information of both Parties.
6.3          Enforcement and Defense.
6.3.1          Notice. Each Party shall provide prompt notice to the other Party of any infringement of (a) a Zymeworks Prosecuted Patent Right or Joint Patent Right by a product incorporating an Antibody that incorporates the Lead Sequence or any other Sequence, to which Zymeworks has not granted any Third Party any license under Zymeworks’ intellectual property to develop and commercialize a product that contains such Sequence conjugated to the Zymeworks Platform and (b) a Conjugate Patent Right (each, an “Applicable Infringement”), in each case, of which such Party becomes aware. ICONIC and Zymeworks shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both ICONIC and Zymeworks, to terminate any such Applicable Infringement.
6.3.2          Zymeworks Prosecuted Patent Rights. Zymeworks shall have the first right to enforce the Zymeworks Prosecuted Patent Rights with respect to any Applicable Infringement and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice and in the name of Zymeworks, […***…]189

188 Competitive Information – Other Commercially Sensitive Terms.
189 Competitive Information –Other Commercially Sensitive Terms.

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Zymeworks shall promptly notify ICONIC of each such enforcement action, […***…],190 keep ICONIC fully informed about such action, […***…]191 (a) […***…]192 (b) […***…]193
6.3.3          Joint Patent Rights and Conjugate Patent Rights. ICONIC shall have the first right to enforce the Joint Patent Rights and Conjugate Patent Rights and to control the defense of any declaratory judgment action relating thereto, with respect to an Applicable Infringement at its own expense and by counsel of its own choice reasonably acceptable to Zymeworks (such acceptance not to be unreasonably withheld, conditioned or delayed), and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If ICONIC fails to bring or defend such action within (a) […***…]194 following the notice of alleged Applicable Infringement or (b) […***…]195 before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Zymeworks shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and ICONIC shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In no event shall either Party admit the invalidity of, or after exercising its right to bring and control an action under this Section 6.3.3, fail to defend the validity of any Joint Patent Right, or Conjugate Patent Right without the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
6.3.4          Applicable Infringement Action. In the event a Party brings an Applicable Infringement action in accordance with this Section 6.3 (the “Controlling Party”), such Controlling Party shall keep the other Party reasonably informed of the progress of any such action, and the other Party shall cooperate fully with the Controlling Party, at the Controlling Party’s request and expense, including by providing information and materials and, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action. […***…]196
6.3.5          Recovery. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery obtained by either or both ICONIC and Zymeworks in connection with or as a result of any action with respect to an Applicable Infringement contemplated by this Section 6.3, whether by settlement or otherwise, shall be shared in order as follows:
(a)          […***…]197;
(b)          […***…]198
(c)          […***….]199

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6.3.6          Certification. Each Party shall inform the other Party of any certification regarding any Zymeworks Prosecuted Patent Right, Joint Patent Right, or Conjugate Patent Right it received with respect to a Licensed Product, in each case pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory other than the United States, and shall provide the other Party with a copy of such certification within […***…]200 of receipt. Zymeworks’ and ICONIC’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 6.3.3 through Section 6.3.5 hereof. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept reasonably informed and participate in decisions regarding the appropriate course of conduct for such action.
6.3.7          Defense of Infringement Claims. In the event that a claim is brought against either Party or an Affiliate alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale or importation of a Licensed Product, the Party first receiving notice of such actual or threatened action, suit or proceeding shall promptly notify the other Party, and the Parties shall promptly meet to discuss the defense of such claim. The Parties shall, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties.
6.4          Trademark. The Licensed Products shall be sold under one or more trademarks and trade names selected and owned by ICONIC or its Affiliates or Commercial Sublicensees. As between the Parties, ICONIC shall control the preparation, prosecution and maintenance of applications related to all such trademarks and trade names, at its sole cost and expense and at its sole discretion.
7.          CONFIDENTIALITY
7.1          Duty of Confidence. During the Term and for […***…]201 thereafter (or in the case of trade secrets, until such time as the trade secret passes into the public domain), all Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein, without the prior written consent of the disclosing Party. The recipient Party may only use Confidential Information of the other Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may disclose Confidential Information of the other Party and its Affiliates to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by written obligations of confidentiality and non-use of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party.

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7.2          Exceptions. The obligations under this Article 7 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:
7.2.1          is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;
7.2.2          was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party, as evidenced by its contemporaneous written records;
7.2.3          is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or
7.2.4          is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its contemporaneous written records, without use of or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.
7.3          Authorized Disclosures. Subject to this Section 7.3, the recipient Party may disclose Confidential Information belonging to the other Party to the extent permitted as follows:
7.3.1          such disclosure is deemed necessary to the recipient Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice or services to the receiving Party in connection with this Agreement, on the condition that such attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party;
7.3.2          disclosure by either Party or its Affiliates to governmental or other regulatory agencies in order to obtain and maintain patents consistent with Article 6;
7.3.3          disclosure by ICONIC or its Affiliate or sublicensee to gain or maintain approval to conduct Clinical Trials for a Licensed Product, to obtain and maintain Regulatory Approval or to otherwise develop, manufacture and market Licensed Products;
7.3.4          disclosure by a Party in connection with filing, prosecuting, or maintaining Patent Rights in accordance with Section 6.2;
7.3.5          disclosure required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders, governmental regulations or Applicable Law (or the rules of any recognized stock exchange or quotation system); or

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7.3.6          disclosure to potential or actual investors or potential or actual acquirers or, in the case of ICONIC, actual or potential sublicensees in connection with due diligence or similar investigations by such Third Parties or, in the cases of ICONIC’s actual sublicensees, the practice of such sublicense; provided, in each case, that any such potential or actual investor or acquirer or sublicensee agrees to be bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement as they apply to the recipient Party; and provided further that Zymeworks shall not have the right, pursuant to this Section 7.3.6, to disclose the […***…]202 for any Commercial Sublicense, which is received by Zymeworks pursuant to Section 2.1.4 or the Transaction Notice, to its investors.
If the recipient Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Article 7, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed as permitted by this Section 7.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 7, and the Party disclosing Confidential Information as permitted by this Section 7.3 shall take all steps reasonably necessary, including obtaining an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information.
8.          PUBLICATIONS AND PUBLICITY
8.1          Publications.
8.1.1          ICONIC shall have the sole right to publish the results of the Research Program and any data or results obtained by ICONIC with respect to Licensed Products in accordance with this Section 8.1.
8.1.2          With respect to any paper or presentation proposed for disclosure by ICONIC or its Related Parties that includes Confidential Information of Zymeworks (including patentable information and information directly related to a Linker-Cytotoxin, but excluding any information that falls under the exceptions of Section 7.3 to the extent such publication is for the purpose set forth in such exception), ICONIC shall submit to Zymeworks the proposed publication or presentation (including posters, slides, abstracts, manuscripts, marketing materials and written descriptions of oral presentations) at least […***…]203 prior to the date of submission for publication or the date of presentation, whichever is earlier, of any of such submitted materials.
8.1.3          Within […***…]204 after receipt of a proposed publication or presentation, Zymeworks shall have the right (a) to request the removal of its Confidential Information from any such publication or presentation by ICONIC, and upon such request, ICONIC shall so remove Zymeworks’ Confidential Information, or (b) to request a reasonable delay in such publication or presentation in order to protect patentable information. If Zymeworks requests such a delay, ICONIC shall, at ICONIC’s election, either (i) remove the

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Zymeworks Confidential Information from such publication or presentation, or (ii) delay submission or presentation for a period of […***…]205 to enable patent applications protecting Zymeworks’ rights in such information to be filed in accordance with Article 6.
8.2          Publicity. The Parties will mutually agree on a press release with respect to this Agreement and either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party sufficient time to review and comment on any proposed disclosure). Subject to the foregoing, in the event that Zymeworks desires to make a public announcement regarding the achievement of any Development Milestone Event, Regulatory Milestone Event, or Commercialization Milestone Event under Article 4, Zymeworks shall provide ICONIC with no less than […***…]206 (if reasonably possible subject to Applicable Law) in which to review and approve such announcement, such approval not to be unreasonably withheld, conditioned or delayed.
9.          TERM AND TERMINATION
9.1          Expiration.
9.1.1          In the event of expiration of this Agreement pursuant to Section 1.61(a), ICONIC shall, and shall ensure its Related Parties (including Commercial Sublicensees), (a) cease all research and development of the Research Products and antibodies (including Antibodies) conjugated with, otherwise containing or made using the Zymeworks Platform; and (b) promptly return to Zymeworks or destroy, at ICONIC’s election, all Conjugates, Material provided by Zymeworks to Iconic under the […***…]207, and Linker-Cytotoxins (alone or conjugated to an antibody).
9.1.2          Upon expiration of this Agreement under Section 1.61(b) (but not under Section 1.61(a)) with respect to a Licensed Product in a particular country, any Commercial Licenses granted to ICONIC under Section 2.1.2 shall become non-exclusive, fully paid-up, perpetual licenses, solely with respect to such Licensed Product in such country.
9.2          Termination for Convenience. ICONIC shall have the right to terminate this Agreement at any time in its sole discretion upon […***…]208 advance written notice to Zymeworks.
9.3          Termination for Patent Challenge. Notwithstanding anything herein to the contrary, in the event that ICONIC or its Related Party files or initiates an action challenging

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(directly or indirectly (e.g., through a Third Party)) in a court or by administrative proceeding seeking the invalidity or unenforceability or seeking to limit the scope of any Zymeworks Patent Rights, then Zymeworks, at its discretion, may terminate this Agreement and the licenses granted to ICONIC under Sections 2.1.1 and 2.1.2 unless such challenge is withdrawn, abandoned, or terminated (as appropriate) within […***…]209, provided, however, that Zymeworks may not terminate this Agreement if such patent challenge is brought by a Commercial Sublicensee and ICONIC or its Affiliate terminates such Commercial Sublicensee’s sublicense to the challenged Zymeworks Patent Right within […***…]210 of Zymeworks providing notice to ICONIC regarding such patent challenge.
9.4          Termination for Cause. If either ICONIC or Zymeworks is in material breach of this Agreement, the non-breaching Party may give notice to the breaching Party specifying the claimed particulars of such breach, and in such event, if the breach is not cured within […***…]211 after receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving notice to the breaching Party to such effect; provided however, that if the nature of the asserted breach (other than a breach for non-payment) is such that more than […***…]212 are reasonably required to cure, then the cure period shall be extended for a period not to exceed an additional […***…]213 so long as the Party seeking to cure the asserted breach is diligently pursuing such cure to completion. Notwithstanding anything contained in this Agreement to the contrary and subject to the proviso of the previous sentence, if the allegedly breaching Party (a) disputes in good faith either (i) whether a material breach has occurred or (ii) whether the material breach has been timely cured, and (b) provides written notice of such Dispute to the other Party within the applicable time period above, then the matter will be addressed under the dispute resolution provisions of Section 13.4, and the Party asserting the breach may not terminate this Agreement until it has been finally determined under Section 13.4 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within […***…]214 after the conclusion of the dispute resolution procedure. Notwithstanding anything contained in this Agreement to the contrary, if the asserted material breach is cured, shown to be non-existent within the applicable cure period or determined under Section 13.4 to have been non-existent or cured, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect.
10.          EFFECTS OF TERMINATION
10.1          Termination of Agreement.
10.1.1          If this Agreement terminates or expires for any reason, then no later than […***…]215 after the effective date of such termination, ICONIC shall pay Zymeworks all amounts then due and owing to Zymeworks hereunder as of the termination date; provided that if such termination is based on a breach by Zymeworks and the amounts due and owing hereunder

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are in dispute, then payment shall be made within […***…]216 of resolution of such dispute in accordance with the surviving provisions of this Agreement.
10.1.2          In the event of a termination or expiration of this Agreement in its entirety, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided however, that each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes; and provided further that each Party may retain any Confidential Information reasonably necessary to exercise any surviving rights in accordance with this Agreement.
10.1.3          Any Commercial Sublicense granted by ICONIC or its Affiliates shall survive the termination of this Agreement at such Commercial Sublicensee’s written request within […***…]217 of the effective date of such termination, provided that, (a) such Commercial Sublicensee agrees in writing to assume the applicable obligations of ICONIC hereunder with respect to activities of such Commercial Sublicensee, and (b) in the case of termination of this Agreement for patent challenge pursuant to Section 9.3 or for ICONIC’s uncured material breach pursuant to Section 9.4, such Commercial Sublicensee did not bring such patent challenge or cause such uncured material breach. For each surviving Commercial Sublicense, Zymeworks and the applicable Commercial Sublicensee shall enter into an agreement acknowledging and setting forth in detail the foregoing and granting to such Commercial Sublicensee a direct license under the Zymeworks Intellectual Property equal in scope as that granted by ICONIC to such Commercial Sublicensee.
10.1.4          In the event of any termination of this Agreement, ICONIC shall, and shall ensure its Related Parties (including Commercial Sublicensees), (a) cease all research, development and commercialization of the Research Products and antibodies (including Antibodies) conjugated with, otherwise containing or made using the Zymeworks Platform; and (b) promptly return to Zymeworks or destroy, at ICONIC’s election, all Conjugates and Linker-Cytotoxins (alone or conjugated to an antibody).
10.2          Survival. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination. Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Articles 1, 7, 8, 10, 12, and 13 and Sections 2.3, 3.2.1, 5.4, 6.1, 11.4, and 11.5 shall survive the expiration or termination of this Agreement. Except as otherwise expressly provided herein (including in this Article 10), all other rights and obligations of the Parties under this Agreement shall terminate upon termination or expiration of this Agreement.
10.3          Damages; Relief. Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

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10.4          Bankruptcy Code. If this Agreement is rejected by a Party as a debtor under Section 365 of the United States Bankruptcy Code or similar provision in the bankruptcy laws of another jurisdiction (the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. The foregoing provisions of this Section 10.4 are without prejudice to any rights a Party may have arising under the Code.
11.          REPRESENTATIONS AND WARRANTIES
11.1          Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:
11.1.1          it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;
11.1.2          it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
11.1.3          this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and
11.1.4          the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (a) conflict with or result in a breach of any provision of its organizational documents, (b) result in a breach of any agreement to which it is a party; or (c) violate any Applicable Laws.
11.2          Representations and Warranties by Zymeworks. Zymeworks represents and warrants to ICONIC as of the Effective Date that:
11.2.1          Zymeworks has the right to grant to ICONIC the licenses and rights under Section 2.1 that it purports to grant hereunder;
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11.2.3          Zymeworks has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Zymeworks Patent Rights or Zymeworks’ rights therein;
11.2.4          Zymeworks has received no written notice from a Third Party claiming that the use of the Zymeworks Intellectual Property pursuant to the license granted hereunder to ICONIC will infringe the issued patents of any such Third Party;
11.2.5          to its knowledge, the Zymeworks Patent Rights are not subject to any pending re-examination, opposition, interference or litigation proceedings.
11.2.6          it and its Affiliates have not […***…]218;
11.2.7          […***…];
11.2.8          […***…];219
11.2.9          […***…]220; and
11.2.10          neither it nor any of its Affiliates is or has been: (a) debarred by the FDA under 21 U.S.C. § 335a, or to its knowledge, threatened with debarment by a pending proceeding, action, or investigation; (b) excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (c) otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.7 or any other similar federal or state law.
11.3          Representations and Warranties by ICONIC. ICONIC represents and warrants to Zymeworks as of the Effective Date that ICONIC has the right to grant to Zymeworks the licenses and rights that it purports to grant hereunder.
11.4          Limitation. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT, OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY RESEARCH PRODUCT OR LICENSED PRODUCT WILL BE SUCCESSFUL.
11.5          No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON‑INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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12.          INDEMNIFICATION AND LIABILITY
12.1          Indemnification by Zymeworks. Zymeworks shall indemnify, defend and hold ICONIC and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, an “ICONIC Indemnified Party”), harmless from and against losses, damages and liability, including reasonable legal expense and attorneys’ fees, (collectively, “Losses”) to which any ICONIC Indemnified Party may become subject as a result of any Third Party demands, claims or actions (“Third Party Claims”) against any ICONIC Indemnified Party arising or resulting from: (a) the negligence or willful misconduct of Zymeworks or its Affiliates or Third Parties (including licensees, other than ICONIC, and contractors) acting under their authority pursuant to this Agreement, or (b) the material breach of this Agreement by Zymeworks, provided that Zymeworks is only obliged to so indemnify and hold the ICONIC Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement by or the negligence or willful misconduct of ICONIC or its Related Parties.
12.2          Indemnification by ICONIC. ICONIC shall indemnify, defend and hold Zymeworks and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “Zymeworks Indemnified Party”), harmless from and against Losses incurred by any Zymeworks Indemnified Party as a result of any Third Party Claims against any Zymeworks Indemnified Party (including product liability claims) arising or resulting from: (a) the research, development or commercialization of Research Products or Licensed Products by ICONIC or its Affiliates or Third Parties acting under their authority under this Agreement; (b) the negligence or willful misconduct of ICONIC or its Affiliates or Third Parties (including collaborators and other sublicensees and contractors) acting under their authority pursuant to this Agreement; or (c) the material breach of this Agreement by ICONIC, provided that ICONIC is only obliged to so indemnify and hold the Zymeworks Indemnified Parties harmless to the extent that such Third Party Claims do not arise from the material breach of this Agreement or the negligence or willful misconduct of Zymeworks or its Related Parties.
12.3          Indemnification Procedure.
12.3.1          Any ICONIC Indemnified Party or Zymeworks Indemnified Party seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Third Party Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.
12.3.2          Subject to the provisions of Section 12.3.3 below, the Indemnifying Party shall have the right, upon providing notice to the Indemnified Party of its intent to do so within […***…]221 after receipt of the notice from the Indemnified Party of any Third Party Claim, to

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assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense.
12.3.3          The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.
12.4          Special, Indirect and Other Losses. NEITHER PARTY, NOR ANY OF ITS AFFILIATES, SHALL BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7. NOTHING IN THIS SECTION 12.4 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 12.
12.5          Insurance. Each Party, at its own expense, shall maintain liability insurance (or self-insure) in an amount consistent with industry standards during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.
13.          GENERAL PROVISIONS
13.1          Assignment. Except as provided in this Section 13.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, provided further that, either Party, without the written consent of the other Party, may assign this Agreement and its rights and obligations hereunder (or under a transaction under which this Agreement is assumed) in connection with the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement, or in the event of its merger or consolidation or similar transaction. Any attempted assignment not in accordance with this Section 13.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
13.2          Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall continue

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in full force and effect, and the Parties shall use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
13.3          Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
13.4          Dispute Resolution.
13.4.1          If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through good faith discussions within […***…]222 of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to senior representatives of each Party for resolution. Each Party, within […***…]223 after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the senior representative to whom such dispute is referred. If, after an additional […***…]224 after the Notice of Dispute, such representatives have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, each such Dispute, controversy or claim that is not an “Excluded Claim” (defined below) shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Arbitration Rules and Procedures (the “Rules”). Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.
13.4.2          The arbitration shall be conducted by a single arbitrator experienced in the business of pharmaceuticals (including biologicals). If the issues in dispute involve scientific, technical or commercial matters, the arbitrator chosen hereunder shall engage experts have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge, as necessary to resolve the dispute. Within […***…]225 after initiation of arbitration, the Parties shall select the arbitrator. If the Parties are unable or fail to agree upon the arbitrator within such […***…]226 period, the arbitrator shall be appointed in accordance with the Rules. The place of arbitration shall be New York City, New York and all proceedings and communications shall be in English. The Parties shall make reasonable efforts to conclude the arbitration as promptly as possible. The Parties shall require the arbitrator to render a written decision no later than […***…]227 following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated; provided, that such time period may be extended by agreement of the Parties or

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upon petition to the arbitrator by either Party to avoid manifest injustice. If the final award is rendered after this time period expires, the Parties agree this shall not be a basis to seek to vacate, set aside, or resist enforcement of the award.
13.4.3          Prior to the arbitrator being selected, either Party, without waiving any remedy under this Agreement, may seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party until final resolution of the issue by the arbitrator or other resolution of the controversy between the Parties. Once the arbitrator has been selected, either Party may apply to the arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce interim injunctive relief granted by the arbitrator. Any final award by the arbitrator may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The arbitrator shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrator’s fees and any administrative fees of arbitration, unless the arbitrator determines otherwise in accordance with the Rules.
13.4.4          Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.
13.4.5          As used in this Section 13.4, the term “Excluded Claim” means any dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of any patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Any Excluded Claim may be submitted by either Party to any court of competent jurisdiction over such Excluded Claim.
13.5          Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. In such event, the Party affected will use reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.
13.6          Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

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13.7          Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Zymeworks and ICONIC, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.
13.8          Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file), and sent to the other Party as an attachment to an e-mail message, where, when such message is received, a read receipt e-mail is received by the sender (and such read receipt e-mail is preserved by the Party sending the notice), provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested)(although the sending of the e-mail message shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Zymeworks:	Zymeworks, Inc.
540-1385 West 8th Avenue
Vancouver, BC
Canada
V6H 3V9
E-mail address: […***…]228
With a copy to: […***…]229
with a copy to:	Wilson Sonsini Goodrich & Rosati
28 State Street, 37th Floor
Boston, MA 02109
Attention: […***…]230
E-mail address: […***…]231
If to ICONIC:	ICONIC Therapeutics, Inc.
442 Littlefield Avenue
South San Francisco, CA 94080
United States of America
E-mail address: […***…]232
with a copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
United States of America

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Attention: […***…]233
E-mail address: […***…]234
13.9          Further Assurances. ICONIC and Zymeworks hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
13.10          Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
13.11          Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.
13.12          No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.
13.13          Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter, including that certain Confidential Disclosure Agreement by and between the Parties dated as of May 30, 2017 (the “CDA”). The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information disclosed pursuant to the Option Agreement, the […***…]235, or the CDA by a Party or its Affiliates shall be included in the Confidential Information subject to this Agreement; provided that the foregoing shall not relieve any Person of any right or obligation accruing under the Option Agreement, […***…]236, or CDA prior to the Effective Date. For clarity, the […***…]237 expired prior to the Effective Date and the Option Agreement is expiring pursuant to Section 5.1(c) thereof as of the Effective Date.
13.14          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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13.15          Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.
13.16          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
13.17          Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
13.18          Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
13.19          Export. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without appropriate United States and foreign government licenses.
13.20          Notification and Approval. In the event that this Agreement or the transaction(s) set forth herein are subject to notification or regulatory approval in one or more countries, then development and commercialization in such country(ies) will be subject to such notification or regulatory approval. The Parties will reasonably cooperate with each other with respect to such notification and the process required thereunder, including in the preparation of any filing. […***…]238 shall be responsible for any and all costs, expenses, and filing fees associated with any such filing.
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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.
ZYMEWORKS INC.
By:  /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer
ICONIC THERAPEUTICS, INC.
By:  /s/ William Greene
Name: William Greene, M.D.
Title: Chief Executive Officer

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EXHIBIT 1.69
ZYMEWORKS PATENT RIGHTS
[…***…]239

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EXHIBIT 2.1.5
[…***… ]240

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EXHIBIT 3.3.2
ZYMEWORKS SUPPORT RATES

Zymeworks shall provide ICONIC with support in accordance with Section 3.3.2 at the following rates:

Zymeworks’ Materials and FTE Assistance	Cost
[…***…] 241	$[…***…] 242
[…***…] 243	$[…***…] 244
[…***…] 245	$[…***…] 246
[…***…] 247	$[…***…] 248
[…***…] 249	$[…***…] 250
[…***…] 251	$[…***…] 252
[…***…] 253	$[…***…] 254

Invoices will be sent to the following address:
442 Littlefield Avenue
South San Francisco, California 94080 USA
or by e-mail to: […***…]255
and paid by ICONIC to Zymeworks in accordance with Section 3.3.2 by wire transfer.

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EXHIBIT 3.5
CO-PROMOTION OPTION
1.          “Co-Promotion Option Period” means, with respect to Licensed Products on a country-by-country basis, the […***…]256 for the first Licensed Product in such country. Each of the following countries shall be a “Major Country” with respect to its applicable region: (a) with respect to […***…]257, the […***…]258, (b) with respect to […***…]259, […***…]260, […***…]261, […***…]262, […***…]263 and […***…]264 (collectively, the “[…***…]”)265, and (c) with respect to […***…]266, […***…]267, […***…]268 and […***…]269. No later than […***…]270 days prior to the commencement of the Co-Promotion Option Period for a country, ICONIC shall provide Zymeworks with a good faith estimate of the sales force in such country, as reasonably determined by ICONIC.
2.          At any time during the Co-Promotion Option Period for Licensed Products in a country, Zymeworks may, in its sole discretion (subject to Paragraph 3 of this Exhibit 3.5), exercise the Co-Promotion Option in such country (to the extent not previously expired) by delivering to ICONIC a written notice of its intent to exercise the applicable Co-Promotion Option. If ICONIC has provided a Transaction Notice in accordance with Section 2.1.5 with respect to one or more fields (or all fields, if applicable) in such country and is in good faith negotiations regarding a potential exclusive Commercial Sublicense with respect thereto at any time during the applicable Co-Promotion Option Period, then ICONIC shall promptly notify Zymeworks thereof (such notice, the “Tolling Notice”) and the applicable Co-Promotion Option Period in those fields (or all fields, if applicable) and in that country will be tolled until such active, good faith negotiations with the potential Commercial Sublicensee have ended without execution of an exclusive Commercial Sublicense in such fields (or all fields, if applicable) in such country. If ICONIC executes the Commercial Sublicense contemplated by the Tolling Notice, the Co-Promotion Option(s) will expire with respect to the fields and countries included in the Commercial Sublicense. If ICONIC does not execute a Commercial Sublicense contemplated by the Tolling Notice, then ICONIC shall promptly notify Zymeworks and Zymeworks shall be free to exercise the applicable Co-Promotion Option in such fields in such country during the remainder of the Co-Promotion Option Period (subject to Paragraph 3 of this Exhibit 3.5) by providing written notice to ICONIC. For clarity, in the event: (a) ICONIC does not execute an exclusive Commercial Sublicense in any field in such country or provide a Tolling Notice therefor prior to Zymeworks’ exercise of its Co-Promotion Option in such

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country, Zymeworks shall have the right, following such exercise, to co-promote the Licensed Products with ICONIC in such country in all fields as set forth herein; (b) ICONIC executes an exclusive Commercial Sublicense in one or more fields (but not all fields) in such country or provides a Tolling Notice therefor prior to Zymeworks’ exercise of its Co-Promotion Option in such country (and subsequently executes the applicable exclusive Commercial Sublicense as set forth above), Zymeworks shall have the right, following such exercise, to co-promote the Licensed Products with ICONIC in such country in all remaining fields (i.e., all fields not included in such Commercial Sublicense) as set forth herein, and the Co-Promotion Activities (including the required sales force) and Net Sales of Licensed Products to which the Co-Promotion Rate applies shall be limited to such remaining fields; and (c) ICONIC executes an exclusive Commercial Sublicense in all fields in such country or provides a Tolling Notice therefor prior to Zymeworks’ exercise of its Co-Promotion Option in such country (and subsequently executes the applicable exclusive Commercial Sublicense as set forth above), Zymeworks’ Co-Promotion Option in such country shall expire and Zymeworks shall not have any option or other right to co-promote Licensed Products with ICONIC in such country in any field. A country for which Zymeworks has exercised its Co-Promotion Option will be referred to as a “Co-Promotion Region”. For clarity, execution of a Commercial Sublicense in any Co-Promotion Region shall not affect Zymeworks’ rights to perform the Co-Promotion activities or its other rights under Paragraph 3 of this Exhibit 3.5.
3.          Upon exercise of its Co-Promotion Option in a country, Zymeworks will have the right and obligation to provide […***…]271 for the applicable field(s) in such country […***…]272 (“Co-Promotion Activities”); provided that Zymeworks shall have […***…]273 from the date of exercise of such option to establish […***…]274 in such country; and provided further that in order to exercise the Co-Promotion Option (i) in any country in […***…]275, Zymeworks must have an oncology sales force, marketing and commercial infrastructure in the […***…]276; (ii) in any country in […***…]277, Zymeworks must have an oncology sales force, marketing and commercial infrastructure in any […***…]278; and (iii) in any country in […***…]279, Zymeworks must have an oncology sales force, marketing and commercial infrastructure […***…]280. Within […***…]281 after delivery of the applicable exercise notice pursuant to Paragraph 2 of this Exhibit 3.5, the Parties will execute a joint commercial agreement setting forth the terms and conditions pursuant to which the Parties will collaborate in promoting the Licensed Products in the applicable field(s) in such Co-Promotion Region. Pursuant to such joint commercial agreement, ICONIC shall transfer to Zymeworks all Know-How within the ICONIC Co-Promotional IP that is necessary or reasonably useful for Zymeworks to co-promote such Licensed Product in such Co-Promotion Region and that has not previously been transferred to Zymeworks. ICONIC hereby grants Zymeworks a non-exclusive, non-transferable,

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non-sublicensable, royalty-free, license under the ICONIC Co-Promotional IP solely to perform the Co-Promotion Activities in the Co-Promotion Regions.
4.          To compensate Zymeworks for its Co-Promotion Activities in the applicable field(s) in a Co-Promotion Region, ICONIC will […***…]282 Licensed Products in such field(s) in such Co-Promotion Region. […***…]283. Notwithstanding anything to the contrary in this Agreement, the […***…]284 Notwithstanding anything to the contrary in this Agreement, […***…]285

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285 Competitive Information – Financial Provisions and Other Commercially Sensitive Terms.